                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of NetIQ Corporation on Form S-8 of our reports dated July 9, 1999 (August 4, 1999 as to Note 13), appearing in the Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP


San Jose, California
May 15, 2000